SPACEHAB, INCORPORATED (“SPAB”/NASDAQ)

AMENDS EXCHANGE OFFER,

AND POSTPONES SPECIAL MEETING OF SHAREHOLDERS

UNTIL NOVEMBER 10, 2005

Houston (October 20, 2005) – SPACEHAB, Incorporated (the “Company”) announced today that it has filed with the Securities and Exchange Commission a post-effective amendment to its registration statement (the “Amendment”) in connection with its offer to exchange and consent solicitation for up to $63,250,000 in aggregate principal amount of its 5.5% Senior Convertible Notes due 2010 (the “Exchange Notes”) for any and all of its existing 8% Convertible Subordinated Notes due 2007 (the “Outstanding Notes”). The Amendment decreases the aggregate principal amount of Outstanding Notes that must be tendered and not withdrawn prior to the expiration date from $60,087,500 to $50,600,000. The Amendment also decreases the conversion price for the Company’s 5.5% Senior Convertible Notes from a range of $2.12 to $2.50 to a fixed price of $1.50 and modifies the conversion procedures. Likewise, the Exchange Notes will be automatically converted into shares of the Company’s common stock at any time prior to maturity at a conversion price of $1.50 per share if the closing price for the Company’s common stock exceeds $1.95 for 20 consecutive trading days. The Company has also agreed to add a covenant to the indenture governing the Exchange Notes which places restrictions on the sale of or placement of liens upon Astrotech Space Operations, Inc., Astrotech Florida Holdings, Inc. and their respective assets. Under the Amendment the Company extends the expiration date of the offer to exchange and consent solicitation until 5:00 p.m., New York City time, on November 16, 2005, subject to further extension.

The special meeting of shareholders originally scheduled to be held on October 5, 2005 and postponed until October 25, 2005, has now been further postponed until 10:00 a.m., Houston time, on November 10, 2005. The special meeting of shareholders will be held at the Company’s executive offices at 12130 State Highway 3, Building 1, Webster, Texas 77598.

As of the close of business on October 19, 2005, $43,656,000 aggregate principal amount of the Outstanding Notes had been tendered and not withdrawn. Under the Amendment, holders must tender their Outstanding Notes prior to 5:00 p.m., New York City time, on November 16, 2005, the new expiration date, if they wish to participate in the exchange offer. Holders who have already tendered and have not withdrawn their Outstanding Notes do not need to take further action in order to participate in the exchange offer.

Copies of the prospectus meeting the requirements of Section 10 of the Securities Act of 1933, the letter of transmittal and other exchange materials governing the exchange offer and consent solicitation may be obtained from the Information Agent, CapitalBridge, by calling the Information Agent at (877) 746-3583 (toll free). In addition, copies of the exchange offer and consent solicitation materials may be obtained free of charge from the SEC’s website at http://www.sec.gov/.

HOLDERS OF THE NOTES AND OTHER INTERESTED PARTIES ARE ENCOURAGED TO CAREFULLY READ THOSE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE OFFER TO EXCHANGE AND CONSENT SOLICITATION

This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any securities. The exchange offer and consent solicitation is being made solely by the prospectus filed with the Securities and Exchange Commission.

About SPACEHAB, Incorporated

SPACEHAB, Incorporated (www.spacehab.com) is a provider of commercial and government space services with three primary business units. The Flight Services business unit develops, owns, and operates habitat and laboratory modules and cargo carriers aboard NASA’s Space Shuttles for Space Station re-supply and research purposes. SPACEHAB’s Astrotech subsidiary provides payload processing support services for both commercial and government customers at company-owned facilities in Florida and California. The Company’s Government Services business unit supports NASA’s Johnson Space Center providing configuration management, product engineering, and support services for both the Space Station and Space Shuttle programs. Additionally, through The Space Store, Space Media provides space merchandise to the public and space enthusiasts worldwide (www.thespacestore.com).

FOR MORE INFORMATION:

Kimberly Campbell

Vice President

Corporate Marketing and Communications

SPACEHAB, Inc.

(713) 558-5049

campbell@spacehab.com

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